UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware	000-53705	98-0513637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 FM 2673 Canyon Lake, Texas 78133
(Address of principal executive offices) (Zip Code)

972-865-6192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 15, 2011, COPsync, Inc. (the “Company”) completed a private placement in which the Company received $1,125,000 in gross proceeds and commitments from five individual investors (the “Investors”).  The private placement transaction was completed pursuant to subscription agreements between the Company and the Investors.  Pursuant to the terms of the subscription agreements, the Company agreed to sell to the Investors an aggregate of 11,250,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), and detachable four-year warrants to purchase an aggregate of 2,250,000 shares of Common Stock (the “Warrants”).

The Company has actually collected $650,000 of the funds represented by the aggregate commitments of $1,125,000. The Company expects the remaining commitments to be funded prior to the end of 2011.

The Company plans to use the proceeds of the private placement to provide working capital for current operations and to invest in new product innovations expected in the first quarter of 2012.

The Common Stock and the Warrants were sold as an equity unit (“Equity Unit”), with each Investor who purchased the Common Stock receiving a Warrant to purchase one share of Common Stock for every five shares of Common Stock purchased by such Investor.  The purchase price for each Equity Unit was $0.10 per share of Common Stock purchased.

The Warrants are substantially similar to the warrants issued in connection with the private placement described in the Company’s Current Report on Form 8-K, dated March 31, 2011 (the “Previous Warrants”).  The description of the Warrants is qualified in its entirety by reference to the terms of the Previous Warrants attached to the Company’s Current Report on Form 8-K, dated March 31, 2011, as Exhibit 10.2.

The shares of Common Stock and the Warrants, and the shares of Common Stock issuable thereunder, were offered and sold to the Investors, all of whom the Company reasonably believes are “accredited investors,” as such term is defined in Rule 501 under the Securities Act of 1933, as amended.  The offers and sales were made without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D under the Securities Act and in reliance on similar exemptions under applicable state laws.  No general solicitation or general advertising was used in connection with the offering of the Common Stock and the Warrants.  The Company disclosed to the Investors that the Common Stock and the Warrants, and the underlying Common Stock, could not be sold unless they are registered under the Securities Act or unless an exemption from registration is available, and the certificates representing the Common Stock and the Warrants included, and the certificates representing the Common Stock to be issued upon exercise of the Warrants will include, a legend to that effect unless the holding period established by Rule 144 under the Securities Act has previously lapsed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPSYNC, Inc.

Dated: November 21, 2011	By:	/s/ Barry W. Wilson
	Name:	Barry W. Wilson
	Title:	Chief Financial Officer